                                                                   Exhibit 10.19

                            SHAREHOLDERS' AGREEMENT

                       IMS--NET OF CENTRAL FLORIDA, INC.


     THIS SHAREHOLDERS' AGREEMENT ("Agreement") is made and entered into as of May 31, 1992, by and between Adventist Health System/Sunbelt dba Florida Hospital, a Florida corporation ("Hospital") and Integrated Medical Systems, Inc., a Colorado corporation ("IMS").

     THIS SHAREHOLDERS' AGREEMENT is made and entered into with reference to the following facts:

     A. IMS has developed and owns certain proprietary computer software operating on various types of computers that facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over telephone lines which can improve the efficiency and effectiveness of communication related to health care delivery.

     B. Hospital, directly or through its Affiliates or Subsidiaries, as hereafter defined, operates a variety of health care facilities in the Exclusive Territory, as hereafter defined.

     C. Hospital, and IMS desire to establish a corporation to develop, own and operate a community medical information network in the Exclusive Territory, to improve the efficiency and effectiveness of communication related to health care delivery between hospitals, acute care facilities, mental health and substance abuse facilities or other facilities and the health care professionals with privileges to utilize such facilities and others who desire to use the Network to communicate with others on the Network.

     D. Hospital and IMS desire to set forth their intentions and agreements with respect to the development, ownership and operation of said corporation.

     NOW THEREFORE, in consideration of the recitals, covenants, conditions and agreements contained herein, the parties agree as follows:

     1. DEFINITIONS. For purposes of this Agreement and in addition to the terms otherwise defined herein, the following terms shall have the meanings as set forth below:

          1.1.  Agreement. "Agreement" means this document dated on the day and
                ---------
year appearing in the opening paragraph hereof and all Exhibits attached hereto.

          1.2.  ComCenter(TM) Software.  "ComCenter(TM) Software" shall mean
                ----------------------
the computer Software, as hereafter defined, developed and owned by IMS that supports and facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over a telephone network and which operates on the Digital Equipment Corporation ("DEC") VAX family of computers.

          1.3.  Corporation.  "Corporation" shall mean IMS--NET of Central
                -----------
Florida, Inc., a Colorado for profit corporation to be established and owned by the parties to this Agreement for the purposes and in accordance with the covenants, terms and agreements set forth in this Agreement.

          1.4.  Exclusive Territory.  "Exclusive Territory" shall mean within
                -------------------
the state of Florida, the Counties of Orange, Seminole, Polk, Highlands, Brevard, Volusia, Lake and Osceola.

          1.5.  IMS-NET(TM).  "IMS-NET(TM)" shall mean the ComCenter(TM)
                -----------
Software together with the PC-Com Software(TM), as hereafter defined.

          1.6.  Local Sponsor.  "Local Sponsor" shall mean any individual or
                -------------
entity desiring to use the Network, as hereafter defined, to receive and/or disseminate advertising or information, which agrees to pay fees to the Corporation for the right to so use the Network and to pay fees to sponsor other users of the Network, and which does not meet the definition of National Sponsor, as hereafter defined.

          1.7.  National Sponsor.  "National Sponsor" shall mean any individual
                ----------------
or entity desiring to use the Network, as hereafter defined, to receive and/or disseminate information to other sponsors or to subscribers of the Network, which agrees to pay fees to the Corporation for the right to so use the Network and which participates with more than one other Network with which IMS is affiliated.

          1.8.  Network.  "Network" shall mean the medical information network
                -------
owned and operated by IMS which utilizes IMS--NET software to improve the efficiency and communication of and among Network Subscribers, as hereafter defined, Local Sponsors and National Sponsors on any medical information network in the Exclusive Territory owned, operated or sold by IMS.

          1.9.  PC-Com(TM) Software.  "PC-Com(TM) Software" shall mean the
                -------------------
computer Software, as hereafter defined, developed and owned by IMS, that supports and facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over a telephone network and which operates on International Business Machine ("IBM") Personal Computers or IBM-compatible Personal Computers.

         1.10.  Software.  "Software" shall mean a series of independent but
                --------
interrelated computer programs which interact with computer equipment and operating systems to form a complete data processing system. "Software" includes, but is not limited to, computer program listings, user manuals, functional specifications, technical documentation, source code, and tangible media upon which the computer programs are recorded.

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         1.11.  Subscriber.  "Subscriber" shall mean a party desiring to use
                ----------
the Network to receive information from Network users and to obtain the various other Network services which facilitate the transmission of data, text, voice, clinical graphics and diagnostic images over dial-up telephone lines, and the fee for whose participation is paid by one or more sponsors.

         1.12.  Synergy Series(TM) Software.  "Synergy Series(TM) Software"
                ---------------------------
shall mean the computer Software, portions of which were developed and are owned by IMS and portions of which IMS possesses and uses pursuant to a perpetual license which grants IMS the right to use and sublicense in the Exclusive Territory, as described in Exhibit 1.14 attached hereto and incorporated herein
                           ------------
by this reference.

         1.13.  Affiliate.  The term "Affiliate" when used in association with
                ---------
the Hospital shall be limited to Florida Hospital/Altamonte which is located at 601 E. Altamonte Drive, Altamonte Springs, Florida; Florida Hospital/Apopka which is located at 201 N. Park Avenue, Apopka, Florida; Florida Hospital/East Orlando which is located at 7727 Lake Underhill Drive, Orlando, Florida 32822; and Florida Hospital Medical Center which is located at 601 E. Rollins Street, Orlando, Florida, all of which are operated as part of Florida Hospital.

2.  FORMATION OF CORPORATION.
    ------------------------

          2.1.  Incorporation.  The parties acknowledge that on May 31, 1992,
                -------------
Articles of Incorporation in substantially the form attached hereto and incorporated herein by this reference as Exhibit 2.1 (the "Articles") were
                                         -----------
executed and filed with the office of the Colorado Secretary of State. The Articles IMS--NET of Central Florida, Inc., a for-profit corporation (the "Corporation"). The parties further acknowledge that the Corporation has all requisite power and authority to own and operate its properties and conduct its business. Hospital and IMS agree to execute and deliver all certificates and other documents and to take such further action as may be necessary or convenient to organize, establish or maintain in good standing the Corporation.

          2.2.  Classes of Stock.  The Corporation shall have one (1) class of
                ----------------
common stock. The common stock shall have voting rights and there shall be two million (2,000,000) shares authorized, par value $0.01 per share.

          2.3.  Basic Capitalization.  Hospital and IMS acknowledge and agree
                --------------------
that establishment and operation of the Corporation and implementation of the Network shall require initial capital contributions of approximately Ten-Thousand Dollars ($10,000) (the "Cash Capitalization") and the rights and benefits of IMS-NET(TM) and Synergy Series(TM) Software pursuant to the terms and conditions of that certain Software License and Services Agreement between IMS and the Corporation in the form Attached hereto as Exhibit 2.3 and
                                                       -----------
incorporated herein this reference (the "Non-Cash Capitalization").

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(The Cash Capitalization and the Non-Cash Capitalization shall hereinafter be collectively referred to as the "Basic Capitalization"). This Basic Capitalization shall consist of the issuance of common stock.

                 2.3.1. Hospital agrees that it shall subscribe for and purchase as hereinafter set forth forty-nine percent (49%) of the Basic Capitalization on the date hereinafter set forth.

                 2.3.2. IMS agrees that it shall subscribe for and purchase as hereinafter set forth fifty-one percent (51%) of the Basic Capitalization on the terms as hereinafter set forth.

          2.4  Preemptive Rights.  There shall be preemptive rights in the
               -----------------
issuance and sale of the common stock of the Corporation as follows:

                 2.4.1. Hospital may, but shall not be required to, exercise its preemptive rights with respect to any further issuance of common stock beyond the subscription for and purchase of its forty-nine percent (49%) interest in the Basic Capitalization.

                 2.4.2. IMS may, but shall not be required to, exercise its preemptive rights with respect to any further issuance of common stock beyond the subscription for and purchase of its fifty-one percent (51%) interest in the Basic Capitalization.

          2.5.  Bylaws.  The Corporation shall promptly, but in no event more
                ------
than ten (10) days, after the date the Articles are filed with Colorado's Secretary of State, adopt the Bylaws attached hereto as Exhibit 2.5 and
                                                        -------
incorporated herein by this reference as the Bylaws of the Corporation. Hospital and IMS agree to execute and deliver all certificates and other documents and to take such further action as may be necessary or convenient to adopt said Bylaws.

          2.6.  Corporate Action.  Hospital and IMS, for themselves and their
                ----------------
successors and assigns, agree to vote all of their common stock in the Corporation and to take such other actions as may be necessary or convenient to cause the Corporation, its Board of Directors and authorized officers, to take all of the actions and implement all of the provisions required by this Agreement.

3.  PURCHASE OF STOCK AND LOANS TO CORPORATION.
    ------------------------------------------

          3.1.  Subscription to Purchase Common Stock.
                -------------------------------------

                 3.1.1 IMS hereby subscribes to purchase fifty-one thousand (51,000) shares of the common stock of the Corporation for the aggregate price of Five-

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          Thousand, One-Hundred Dollars ($5,100) to be paid via cash, check or wire transfer to the Corporation on May 31, 1992. Concurrently with such payment, the Corporation shall issue to IMS a stock certificate representing said fifty-one thousand (51,000) shares registered in the name of IMS.

                 3.1.2 Hospital hereby subscribes to purchase forty-nine thousand (49,000) shares of common stock of the Corporation for (i) an aggregate cash price of Two-hundred and Fifty Thousand Dollars ($250,000) to be paid via (a) Four-Thousand, Nine-Hundred Dollars ($4,900) in cash, check or wire transfer to the Corporation on or before May 31, 1992; and, (b) acquisition on behalf of the
          Corporation from IMS of the Software License and Service Agreement (the "License") pursuant to which the Corporation shall have an exclusive license in the Exclusive Territory to commercialize the software described therein; and (ii) execution of a Network Services Agreement for Hospital's four owned-campuses that includes funding Network Installation and Sponsoring a minimum of 250 members of their medical staff for five years pursuant to the general terms and conditions attached hereto as Exhibit 3.1, and including the special
                                        -----------
          provisions that (a) Hospital's per-Subscriber Sponsorship Fee shall be capped at 500 physicians with only an Installation and Annual Maintenance Fee that covers the Corporation's costs applicable for Hospital Sponsored physicians in excess of 500; and, (b) Hospital shall have a Right of Early termination after three (3) years. Hospital and IMS mutually agree that the minimum value of the license and other rights and duties as conveyed or provided in said License shall be Two-Hundred and Forty-five Thousand, One Hundred Dollars ($245,100). Concurrently with the payment and assignment of the Software License and Services Agreement, the Corporation shall deliver to Hospital a validly issued and executed stock certificate representing said 49,000 shares of common stock of the Corporation registered in the name of Hospital.

          3.2  Payment.  Concurrent with signature to this Agreement, Hospital
               -------
shall deliver a check or wire transfer to IMS for Two Hundred, Thirty-five Thousand, One Hundred Dollars ($235,100) reflecting the License cost in Section
3.1 less Hospital's Ten Thousand Dollar ($10,000) deposit, along with a check to the Corporation for Four Thousand, Nine Hundred Dollars ($4,900).


          3.3.  Limitation on Transferability.  The common stock of the
                -----------------------------
Corporation owned at any time by Hospital or IMS shall not be transferable except as specified in Sections 5, 13, and 14.7 hereof.

4.  BOARD OF DIRECTORS.
    -------------------

          4.1.  Initial Board of Directors.  Subject to the right of the
                --------------------------
shareholders owning a majority of the common stock of the Corporation to remove, nominate and elect

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replacement directors as provided herein and in the Bylaws of the Corporation, from the date of incorporation until they are removed, resign, or their successors are elected in accordance with the Bylaws, the initial Board of Directors of the Corporation shall consist of five (5) members of which two (2) shall be nominated by IMS; and, so long as Hospital retains a 49% interest in the Corporation, two (2) by Hospital and an additional one (1) shall be President of the Corporation who shall be nominated by Hospital and remain the Hospital's nominee throughout the life of the Corporation, subject to the Corporation maintaining Minimum Performance for year three (3) of operations and thereafter as stated in Section 4.2.2.1.
                                -------

          4.1.1 Notwithstanding majority shareholder rights described or the composition of the Board in 4.1, IMS agrees not to oppose any Board
                                      ---
          Actions or Decisions or exercise or impose any local operating authorities so long as (i) the Minimum Performance is achieved, and
          (ii) any Board Actions involving capitalization, budget authorization, officer employment or designations, significant contracts or purchases that obligate the Corporation in an amount in excess of five times its Cash Capitalization (Ref 2.3) require the affirmative vote of both IMS-nominated Directors.

          4.2.  Terms of Directors.  The term of each member of the Board of
                ------------------
Directors shall be one (1) year. The members of the Board of Directors shall be elected annually by the owners of the common stock at the times and in the manner set forth from time to time in the Bylaws of the Corporation. Hospital and IMS each further agree that at no time shall either Hospital or IMS vote its common stock of the Corporation to effectuate a change in the residency or place of business requirements for directors of the Corporation as currently set forth in Article III, Section 3 of the Bylaws of the Corporation.

          4.2.1. Without limiting the generality of the foregoing, Hospital and IMS each agree to vote their common stock in the Corporation to require the Board of Directors to initially organize and consistently thereafter operate and maintain accounting, budgeting and financial reporting systems and records for the Corporation.

          4.2.2. The President shall submit to the Board of Directors an Annual Business Plan and Budget (the "Plan"), including but not limited to forecasts of revenue, expense, net profit, number of Local Sponsors and number of Subscribers, approval of which shall require the affirmative votes of both IMS Directors, and such votes shall be affirmative for any Plan with forecasted performance above the prior year.

                  4.2.2.1 Minimum Performance shall be defined as annual operating results at or above 75% of the Plan.

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

     4.3.  Parties' Responsibilities.  In the absence of cumulative voting,
           -------------------------
Hospital agrees that it shall at all times vote its shares of common stock of the Corporation for two (2) Board of Director nominees nominated by IMS, and IMS agrees that it shall at all times vote its shares of common stock of the Corporation for two (2) Board of Director nominees nominated by Hospital plus a President nominated by Hospital, pursuant to IMS majority rights as expressed in section 4.1. In the event of the number of the Board of Directors is, for
        ---
whatever reason, changed, Hospital and IMS agree to vote their shares of common stock of the Corporation such that Board of Director nominees nominated by IMS shall be elected to fifty percent (50%) of the total without the President and that the Minimum Performance requirement remain applicable to the Hospital's right to nominate the President.

5.  RESTRICTIONS ON TRANSFERS OF COMMON STOCK.
    -----------------------------------------

5.1.  Right of First Refusal.
      ----------------------

        5.1.1. Prior to the sale, transfer or disposition of all or any portion of the common stock of the Corporation by Hospital to any person or entity other than Hospital's Affiliates, or by IMS, the other party shall have a right of first refusal to purchase said stock as set forth in Section 5.1.9 hereinbelow. The right of first refusal granted to each of the parties hereto shall exist only for as long as such party owns any of the common stock of the Corporation.

        5.1.2. If pursuant to Sections 5.1.1 hereof, either Hospital or IMS has a right of first refusal on the sale transfer or disposition of stock, the party desiring to sell, transfer or otherwise dispose of said stock (Offering Party) shall first offer to sell, transfer or otherwise dispose of said stock to the party having the right of first refusal (Offeree Party). The Offering Party shall give written notice to the Offeree Party. Such notice must specify: (i) the name and address of the person, firm or corporation to whom the Offering Party intends to sell, transfer or otherwise dispose of said stock; (ii) the price or other consideration to be paid to the Offering Party; and (iii) all other terms and conditions of the proposed sale, transfer or disposition. If the Offeree Party elects to accept said offer, written notice of acceptance must be sent by the Offeree Party to the Offering Party by certified or registered mail within thirty (30) calendar days after the giving of the original notice by the Offering Party to the Offeree Party. Upon acceptance of said offer, the Offering Party and the Offeree Party shall cause such sale, transfer or disposition to be consummated in accordance with the terms and conditions set forth in the original notice within a reasonable time and shall execute and deliver all necessary documents to evidence such sale, transfer or disposition. In the event the Offeree Party fails to timely accept said offer, the Offering Party shall be free to sell, transfer or dispose of said stock to the party identified in the original notice as the intended buyer on the same terms and conditions set forth

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

        in said original notice. However, unless said sale, transfer or disposition is consummated within thirty (30) calendar days after the failure of the Offeree Party to accept said offer, the Offeree Party's right of first refusal shall continue in existence and the Offering Party shall then be obligated to give notice from time to time of any intent to sell, transfer or dispose of said stock and upon the giving of said notice, the Offeree Party shall have the same right to purchase or acquire said stock as set forth hereinabove. As a condition precedent to the sale, transfer or disposition of the stock to the party identified in the notice as the intended buyer, the intended buyer must execute a written agreement granting the same right of first refusal to the Offeree Party in the event of any future sale, transfer or disposition of said stock.

        5.2.  Restricted Stock Legend.  Each certificate for shares of the
              -----------------------
common stock initially issued hereunder, and each certificate for shares of the common stock issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially in the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE COLORADO SECURITIES LAW, NOR ANY OTHER STATE SECURITIES LAWS, AND THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED MAY 31, 1992, BETWEEN ADVENTIST HEALTH SYSTEM/SUNBELT AND INTEGRATED MEDICAL SYSTEMS, INC. A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE CORPORATION.

This legend shall be in addition to and shall be conformed to any legend required to appear on such certificates of common stock in accordance with applicable provisions of the State of Colorado.


6.  OPERATIONS AND NETWORK MANAGEMENT.
    ---------------------------------

        6.1.  Business.  Hospital and IMS agree that the Corporation will be
              --------
operated and managed to fulfill IMS' Network design, under which all physicians in the Corporation's territory are solicited to become Subscribers, regardless of referral affiliations, and the necessary complement of Local Sponsors are recruited to communicate with them over the Network, including, but not limited to, non-Hospital hospitals, clinical laboratories, pharmacies, diagnostic centers and services, home health providers, managed care services, professional associations and practice support services.

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        6.2.  Identification.  The Corporation will operate under IMS' trade
              --------------
name Community Medical Information Network of Central Florida.

        6.3.  Access Fees and Other Charges.  Hospital agrees that the Hospital
              -----------------------------
Sponsorship Fees as defined in Exhibit 3.1. have been structured specifically to
                               ------------
fulfill the combined business relationship between Hospital and IMS and do not represent the Corporations market prices, and Hospital further agrees to cause its named Directors to require that the Corporation charge Local Sponsorship Fees at least equal to those Fees set out in Exhibit 6.3.
                                             ------------

        6.3.1. Hospital agrees that acceptance of any Local Sponsorship Agreement at fees below those set out in Exhibit 6.3 will require a
                                                 -----------
        Board vote with an affirmative vote from both IMS-named Directors.

        6.4.  Hospital Network Services Agreement.  IMS agrees that the Network
              -----------------------------------
Services Agreement to be signed separately by Hospital or its subsidiaries for Network participation by Hospitals owned-campuses will contain the following specific Terms and Conditions:

        6.4.1 Notwithstanding the Corporation's Business statement as expressed in 6.1 above, IMS agrees that:

               6.4.1.1. The Corporation will neither solicit nor install Orlando Regional Medical Center, nor any of its owned campuses nor any healthcare facility in which it has an equity interest ("ORMC") without the prior written acceptance of Hospital's Chief Executive Officer during the entire duration of the Corporation.

               6.4.1.2. The Corporation will neither solicit nor install any additional hospital in the exclusive territory without the prior acceptance of Hospital's Chief Executive Officer, which shall not be unreasonably withheld, until either the earliest of eighteen
               (18) months from the date of incorporation or all Hospital owned campuses are installed as well as all Hospital's Affiliate hospitals in the exclusive territory as listed in Exhibit 6.4.
                                                                 ------------

        6.4.2 The Network Installation Fees will not exceed Seventy-Five Thousand Dollars ($75,000) for the Hospital's configuration as set forth in Exhibit 6.4.2, and, at Hospital's option, any additional capital
           -------------
        purchases to fulfill additional Network capabilities will be pre-approved by Hospital and billed by IMS at its standard rates as indicated on Exhibit 6.3.
                     ------------

        6.5  Facilities and Personnel.  Within six (6) months of incorporation,
             ------------------------
the Corporation will be located in independent space with separate identity and access that

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

is fully equipped internally and will be staffed by dedicated employees or contracted services. However, during the first six (6) months of operations after incorporation, the Parties agree that:

        6.5.1. IMS shall provide to the Corporation at no cost from both IMS' Southeast Region Office and Corporate Office such advisory and consultant management services, support and personnel as the Corporation may require to initiate operations and establish a fully-functional local business unit, including, but not limited to, planning, market research, marketing, sales, software support, user support and accounting.

                6.5.2. Hospital shall provide at no cost other than direct measurable costs such as long distance telephone charges, per-page photocopy charges, postage, etc. such office space and office support facilities and services as the Corporation may require including, but not limited to, office space for the President, desk space for three-to-five technical support, training and marketing staff, space for a temporary ComCenter, access to phone service, secretarial support, and standard office equipment -- copier, fax, PC and mail machines.

        6.6.  Hospital Mission.  IMS agrees that in recognition of the Mission
              ----------------
of Florida Hospital and its adherence to the beliefs of the Seventh-day Adventist Church, the Corporation will be operated in accordance with the Mission of Hospital, which would include not holding business meetings or conducting sales, marketing, training or regular office hours recognized as the seventh day Sabbath (Saturday).

7.  REPRESENTATIONS AND WARRANTIES.  Hospital and IMS each, for itself alone,
    ------------------------------
warrants and represents that:

        7.1.  Content of Agreement.  Each has carefully read and understands
              --------------------
the content of this Agreement.

        7.2.  Financial Risks.  Each understands the financial risks involved
              ---------------
in this investment, which could result in a substantial or complete l its investment. Each can assume a high degree of risk in making such an investment and can afford the loss of its entire investment in this security.

        7.3.  Reliance on Own Counsel.  Each, in evaluating the merits of an
              -----------------------
investment in the Corporation has relied, to the extent each deems necessary, on the advise of its own personal accountant and tax and legal counsel. Each acknowledges that neither the Corporation nor its counsel has provided any tax opinion or other legal advice in connection with this offering.

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

        7.4.  No Public Market for Stock.  Each is aware that the common stock
              --------------------------
of the Corporation has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Corporation has no present intention to register the said stock under the Securities Act, that currently there is no public market for the common stock and that the transfer of the common stock is subject to certain restrictions. As a consequence, each understands that it may not be possible for it to sell its shares, which may have to be held indefinitely.

        7.5.  Business and Financial Experience.  Each, by reason of their
              ---------------------------------
business and financial experience or the business and financial experience of their professional advisors who are unaffiliated with the Corporation, believe that they have the capacity to protect their own interests in connection with this offering.

        7.6.  Restricted Stock Legend.  Each is aware that each certificate
              -----------------------
for the common stock shall bear a legend setting forth restrictions on transfer of the common stock substantially similar to the following:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE COLORADO CORPORATE SECURITIES LAW, NOR ANY OTHER STATE SECURITIES LAWS, AND THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED MAY 3l, 1992, BETWEEN ADVENTIST HEALTH SYSTEM/SUNBELT AND INTEGRATED MEDICAL SYSTEMS, INC., A COPY
        OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE CORPORATION.

        7.7.  Purchase for Investment Only.  Each is the sole party in interest
              ----------------------------
agreeing to make this purchase, is purchasing the common stock for its own account for investment purposes only and not with a view to or for sale in connection with the distribution of the common stock.

        7.8.  Access to Information.  Prior to the sale of the stock, the
              ---------------------
Corporation afforded Hospital and IMS and their advisors, if any, full and complete access to all information with respect to the Corporation and proposed operations that it and its advisors deemed necessary to evaluate the merits and risks of an investment in the Corporation to the extent such information was possessed or could be acquired by the Corporation without unreasonable effort or expense. Each understands that the documents, records and books of the Corporation shall be available upon reasonable notice for inspection by shareholders during reasonable business hours at the Corporation's principal office.

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

        7.9.  Due Organization and Authority.  Each is duly organized, validly
              ------------------------------
existing and in good standing in the state of its incorporation and possesses all necessary powers and authority to enter into this Agreement.

8.  PAYMENT OF CERTAIN EXPENSES.
    ---------------------------

        8.1  Reimbursable Expenses.  Subject to the limitations hereinbelow
             ---------------------
described, Hospital and IMS agree to cause the Corporation either to pay or reimburse Hospital or IMS, as the case may be, only for the following preincorporation expenses, or to credit such expenses against the purchase price paid by them for the common Stock of the corporation. Such preincorporation expenses shall be only:

        8.1.1. Such filing fees, costs, prepaid franchise taxes or other expenses directly incurred in organizing or registering the Corporation in good standing with the State of Colorado, and any county or local government department or agency necessary or convenient to the operation of the Corporation as contemplated by the Articles and this Agreement.

        8.1.2. Such other expenses as may be agreed upon, in writing, from time to time by Hospital and IMS.

        8.2  Nonreimbursable Expenses.  Hospital and IMS agree that any and all
             ------------------------
        other expenses incurred by Hospital and IMS in organizing and incorporating the Corporation other than as is expressly set forth in
        Section 8.1 above shall not be reimbursable by the Corporation and shall be paid solely by the party incurring such expenses. Without limiting the generality of the foregoing, each party shall bear its own legal and accounting fees, travel, lodging, telephone and other out of pocket expenses involved in the negotiation, organization and formation of the Corporation.

9.  COVENANT NOT TO COMPETE.
    -----------------------

        9.1.  Noncompetition.  At all times after incorporation, while both
              --------------
Hospital and IMS own any of the common stock of the Corporation, Hospital, for itself and, and IMS, for itself agree not to, and shall use their reasonable best efforts to cause their respective officers, directors, shareholders, members and management employees not to, directly or indirectly own, manage, operate, control, organize, participate in the management, control, or organization of, be employed by any individual or organization which manages, operates or offers any type of medical information network arrangements (other than the Corporation's Network), if such individual or other organization in any manner or to any extent provides, arranges for or pays for any such medical information network services anywhere in the Exclusive Territory. Notwithstanding the foregoing, during the time periods set forth in the immediately preceding sentence, IMS may, but Hospital shall not, invest or own an interest in any organization that manages, operates or offers such medical information network services or arrangements operating exclusively outside of the Exclusive Territory. Exceptions to the covenant not to compete restrictions set forth in this Section 9.1 may be made upon approval by two-thirds (2/3) of the shareholders of the Corporation entitled to vote.

          9.1.1 Notwithstanding any provision contained elsewhere in this Agreement, the parties hereto agree that Sunbelt Systems Concepts, Inc., which provides hardware and software capabilities, including the development of specific software programs and capabilities to meet the needs of organizations affiliated with Adventist Health System/Sunbelt Health Care Corporation, including the Hospital and its affiliates, shall not be subject to the provisions of this Shareholder's Agreement, including but not limited to the provisions of Section 9.1.

          9.2.  Enforcement by Injunction.  Hospital, IMS and their successors
                -------------------------
     and assigns, acknowledge and agree that irrevocable harm and damage will be sustained by the Corporation and its business in the event that they or either of them or any of their officers, directors, shareholders, members, management employees, compete with the Corporation except as herein provided. In the event of violation of Section 9.1 hereof, the parties acknowledge that said breach would result in irreparable injury to the Corporation for which monetary damages would be inadequate, and therefore, in the event of said breach, the Corporation shall be entitled (in addition to all other legal and equitable remedies) to have an injunction issued by any court of equity enjoining and restraining said breach. The running of any statute of limitations shall be tolled during the period of said breach.

          9.3.  Limitation.  If the restriction contained in Section 9.1 or the
                ----------
     application thereof is held to be unenforceable because of the area covered, or the duration or scope thereof, the court making such determination shall have the power to reduce the area and/or duration thereof and/or otherwise reduce the scope thereof and the restriction shall then be enforceable in its reduced form.

     10.  SOFTWARE LICENSE BETWEEN IMS AND HOSPITAL.  Concurrently with the
          -----------------------------------------
execution of this Agreement, Hospital and IMS shall execute, deliver and enter into the Software License and Services Agreement in the form attached hereto as
Exhibit 2.3 and incorporated herein by this reference.
-----------

     11.  REMARKETING AGREEMENT.  Concurrently with the execution of this
          ---------------------
Agreement, Hospital and IMS shall cause the Corporation to execute, deliver and enter into the Remarketing Agreement with IMS in the form attached hereto as
Exhibit 11 and incorporated herein by this reference.
----------

12.  DISSOLUTION.
     -----------

       12.1.  Voluntary Dissolution.  In the event of Hospital and IMS at any
              ---------------------
time and for any reason agree to a voluntary dissolution and winding up of the business operations of the Corporation, the rights and obligations of the parties as well as the procedures governing the dissolution and winding up of the Corporation shall be as is provided in the Articles and the Colorado Corporations Code, as amended, provided that Hospital and IMS shall have the following additional rights and obligations:

       12.1.1. IMS shall thereafter provide to Hospital for use of the IMS-NET(TM) and Synergy Series(TM) Software updates and enhancements, and the additional technical and computer programming support and assistance as then available by IMS and requested by Hospital, all at prices and upon terms at least as favorable as those then available to the most favored IMS clients. In addition, Hospital and all participants in the IMS-NET System shall continue to have access upon terms at least as favorable as IMS then charges its most favored customers to all Network Local Sponsors and National Sponsors which continue to advertize or otherwise do business with IMS after dissolution of the Corporation.

       12.2.  Involuntary Dissolution.  In the event involuntary dissolution
              -----------------------
proceedings are commenced, for whatever reason, against the Corporation, the rights and obligations of Hospital and IMS as well as the procedures governing such involuntary dissolution and winding up of the Corporation shall be as is provided in the Articles and the Colorado Corporations Code, as amended.

       12.3.  Competition After Dissolution.  Upon the dissolution and
              -----------------------------
completion of the winding up of the affairs of the Corporation pursuant to Sections 12.1 or 12.2, each party to this Agreement shall have the right, for its own behalf and without obligation to the other party or the other party's Affiliates or Subsidiaries, to establish, own and operate, by itself or with any third party, one or more medical information network(s) in the Exclusive Territory or elsewhere, provided that Hospital shall have no right to utilize IMS-Net(TM) or Synergy series(TM) Software in the management, ownership or operation of such other medical information networks.

13.  MANDATORY BUY-SELL.
     ------------------

       13.1.  IMS Change of ownership.  The parties agree that, other than a
              -----------------------
sale of registered stock to the public, should IMS sell, merge or otherwise combine with another corporate entity or group of shareholders or investors in such a fashion that the ownership of IMS is altered by more than fifty-one percent (51%) from the ownership existent at the time of this Agreement, than Hospital shall have a right to mandate the sale of IMS' 51% interest in the Corporation to Hospital at its then Fair Market Value to be determined by an appraiser selected jointly by separate appraisers nominated by each

Party, only for the purpose of Hospital to own a 100% equity position in Corporation and continue to operate Corporation according to Section 6 of this Agreement.

       13.2.  Expiration.  If either Hospital or IMS acquires all of the common
              ----------
stock of the Corporation owned by the other pursuant to this Section 13, neither Hospital or IMS (nor any of their permitted transferees, if any) shall have any further right to exercise the option set forth in this Section 13.

       13.3.  Purchase by Hospital.  In the event Hospital acquires all of the
              --------------------
stock of the Corporation owned by IMS pursuant to this Section 13, IMS hereby covenants and agrees that:

       13.3.1. IMS shall thereafter provide to Hospital IMS-NET(TM) and Synergy Series(TM) Software updates and enhancements, and the additional technical and computer programming support and assistance as then available by IMS and requested by Hospital, all at prices and upon terms at least as favorable as those then available to the most favored IMS clients. In addition, Hospital shall continue to have access upon terms at least as favorable as IMS then charges its most favored customers to all Network Local Sponsors and National Sponsors which continue to advertise or otherwise do business on the Network after acquisition of the Corporation by Hospital.

       13.4.  Purchase by IMS.  In the event IMS acquires all of the stock of
              ---------------
the Corporation owned by Hospital pursuant to this Section 13, Hospital and IMS hereby mutually covenant and agree:

       13.4.1. For a period of three (3) years after the date IMS acquires all of the Corporation's stock owned by Hospital pursuant to this Section 13, Hospital and its Subsidiaries and Affiliates shall not, directly or indirectly own, manage, operate, control, organize, participate in the management, control, or organization of, be employed by any individual or organization which is in the business of managing, operating or offering any type of medical information network services or arrangements wherever located. Notwithstanding, nothing in this section 13.4 shall be
                                                         ----
       interpreted to restrict Hospital's communication of its own information with its medical staff.

       13.4.2. Hospital, and its Subsidiaries and Affiliates acknowledge and agree that irrevocable harm and damage will be sustained by IMS and its business in the event that Hospital and its Subsidiaries or Affiliates compete with IMS except as herein provided. In the event of violation of
       Section 13.4.1 hereof, the parties acknowledge that said breach would result in irreparable injury to IMS for which monetary damages would be inadequate, and therefore, in the event of said breach, IMS shall be entitled (in addition to all other legal and equitable remedies) to have an injunction issued by any court of equity enjoining and restraining said breach. The running of any statue of limitations shall be tolled during the period of said breach.

       13.4.3. If the restriction contained in Section 13.4.1 or the application thereof is held to be unenforceable because of the area covered, or the duration or scope thereof, the court making such determination shall have the power to reduce the area and/or duration thereof and/or otherwise reduce the scope thereof and the restriction shall then be enforceable in its reduced form.

       13.5.  Protection of Technology to Insure Continuity of the Network.  IMS
              ------------------------------------------------------------
will place the source code and documentation for the Network Controller, IMS-NET and Synergy Series software in escrow with Hopper & Kanouff ("Escrow Agent") pursuant to the provisions of that Escrow Agreement attached hereto as
Exhibit 13.5. Software source code and documentation will be sent to the Escrow
------------
Account whenever a new software release occurs, or every six (6) months, whichever occurs first. Should IMS default in the payment or performance of any of its obligations, warranties or representations under this Agreement or any other agreement related hereto, then Escrow Agent, upon notice from Hospital with appropriate documentation, shall deliver to Hospital the contents of the Escrow Account. Hospital shall then have an absolute license to use the IMS software in the limited geographic area described in Paragraph 1.4.

14.  MISCELLANEOUS.
     --------------

       14.1.  Notices.  All notices required to be given hereunder shall be
              -------
given in writing and shall be personally delivered or deemed delivered if dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as set forth opposite their respective names below:

       Hospital:                  Florida Hospital
                                  --------------------------------
                                  601 East Rollins Street
                                  --------------------------------
                                  Orlando, FL 32803
                                  --------------------------------
                                  Attn: President

       With a copy to:            Adventist Health System/SunBelt
                                  --------------------------------
                                  2400 Bedford Road
                                  --------------------------------
                                  Orlando, FL 32803
                                  --------------------------------
                                  Attn: Legal Department

       IMS:                       Integrated Medical Systems, Inc.
                                  15000 West 6th Avenue
                                  Golden, Colorado 80401
                                  Attn: President

       With a copy to:            Hopper and Kanouff, P.C.
                                  1610 Wynkoop Street, Suite 200
                                  Denver, Colorado 80202
                                  Attn: Alan Peryam, Esq.

A notice shall be deemed given on the date it is deposited in the mail in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

     14.2.  Governing Law.  This Agreement and all rights, duties and
            -------------
obligations hereunder shall be construed and interpreted in accordance with the internal laws (not the choice of law) of the state of Colorado.

     14.3.  Waiver.  The waiver by a party of any breach of any term, covenant
            ------
or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance by a party of performance by the other shall not be deemed to be a waiver of any proceeding breach of any term, covenant or condition of this Agreement, other than the failure to perform the particular duties so accepted, regardless of knowledge of such preceding breach at the time of acceptance of such performance.

     14.4.  Severability.  Nothing contained in this Agreement shall be
            ------------
construed so as to require the commission of an act contrary to law and whenever there is any conflict between any provision of this Agreement and any present statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law and to carry out the purposes of this Agreement.

     14.5.  Binding Agreement.  Subject to the restrictions on transfer and
            -----------------
encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon Hospital and IMS and their respective legal representatives, successors, transferees, and assigns, and any other person holding stock in the Corporation by whatever means. Whenever a reference is herein made to any party such reference shall be deemed to include a reference to the legal representatives, successors, transferees, and assigns of such party.

     14.6.  Term and Termination.  This Agreement shall continue for so long as
            --------------------
the Corporation is in existence unless sooner amended or terminated by the affirmative vote of the holders of not less than two thirds (2/3) of the common stock or terminated either by the acquisition by a single party of all the outstanding shares of common stock of the Corporation or by operation of any applicable law.

     14.7.  Assignment.  This Agreement shall not be assigned by either Hospital
            ----------
or IMS without the express prior written consent of the other party, except that either party may at any time without prior written consent assign this Agreement or its rights, duties and obligations hereunder, and any or all common stock of the Corporation to any parent corporation or wholly-owned subsidiary corporation.

     14.8.  Gender.  As used herein, the singular includes the plural, the
            ------
plural the singular, and the masculine includes the feminine and the neuter all as the context requires.

     14.9.  Headings.  All headings and captions used herein are for
            --------
convenience of reference only, and shall not be a part or affect the interpretation of this Agreement.

     14.10.  Time of Essence.  Hospital and IMS acknowledge and agree that time
             ---------------
is of the essence in this Agreement.

     14.11.  Confirmation by Corporation.  Hospital and IMS agree to take all
             ---------------------------
action necessary and convenient to cause the Corporation's Board of Directors to confirm in writing that each Director has read and understood this Agreement that each Director shall take appropriate action to cause the Corporation to comply with all of the relevant provisions of this Agreement.

     14.12.  Entire Agreement; Supersedure of Shareholders' Agreement.  This
             --------------------------------------------------------
Agreement supersedes all prior oral and written understandings and agreements between the parties hereto. The parties acknowledge and agree that this Agreement together with all documents and agreements referenced and incorporated herein contain the entire agreement between the parties. No representations, promises, conditions or warranties with reference to the execution of this Agreement have been made or entered into between the parties hereto other than as herein expressly provided. If there is any inconsistency between any provision in this Shareholders' Agreement, or any amendment thereof, and any provision of the Corporation's Articles' of Incorporation, as amended from time to time, or the Corporation's Bylaws, as amended from time to time, or any other License, Agreement, or supporting document, Hospital and IMS agree to vote their shares of the Corporation's common stock to cause the Corporation to amend said Articles of Incorporation or said Bylaws to be consistent with this Shareholders' Agreement or any amendment thereof to the extent legally permissible.

     14.13.  Attorneys Fees.
             --------------

     14.13.1. In the event of any suit under this Agreement, reasonable attorneys' fees and costs shall be awarded by the court to the prevailing party, to be included in any judgment recovered.

         14.13.2. In addition, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any judgment arising from a suit under this Agreement. This post judgment attorneys' fees and costs provision shall be severable from the other provisions of this Agreement and shall survive any judgment on such suit and is not to be deemed merged into the judgment.

         14.14.  Counterparts.  This Agreement may be executed in two or more
                 ------------
     counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14.15.  Exhibits.  All exhibits attached hereto and referred to
                 --------
     herein are hereby incorporated herein as though fully set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                              Adventist Health Systems/Sunbelt:

                              By   ^SIGNATURE TO COME^
                                  ----------------------------------------------

                              Title  Executive Vice President, Florida Hospital
                                    --------------------------------------------


                              By  ^SIGNATURE TO COME^
                                 -----------------------------------------------

                              Title  President, CentraHealth Network
                                    --------------------------------------------


                              "IMS"

                              INTEGRATED MEDICAL SYSTEMS, INC.


                              By  ^SIGNATURE TO COME^
                                 -----------------------------------------------

                              Title  Sr. Vice President, Chief Operating Officer
                                    --------------------------------------------


                              By  ^SIGNATURE TO COME^
                                 -----------------------------------------------

                              Title  Vice President, Finance & Administration
                                    --------------------------------------------